Exhibit (a)(2)



                             LETTER OF TRANSMITTAL
                       To Tender Shares of Common Stock
                        (Including the Related Rights)
                                      of
                            Daniel Industries, Inc.
                                      at
                             $21.25 Net Per Share
                       Pursuant to the Offer to Purchase
                              dated May 18, 1999
                                      by
                              Emersub LXXIV, Inc.
                         a wholly-owned subsidiary of
                             Emerson Electric Co.


                THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00
           MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 15, 1999,
                         UNLESS THE OFFER IS EXTENDED.

To: The Bank of New York, Depositary


          By Mail:                       Facsimile Transmission:            By Hand or Overnight Courier:
Tender & Exchange Department         (for Eligible Institutions Only)        Tender & Exchange Department
       P.O. Box 11248                         (212) 815-6213                      101 Barclay Street
    Church Street Station                                                     Receive and Deliver Window
New York, New York 10286-1248                                                  New York, New York 10286

                          For Confirmation Telephone:
                                (800) 507-9357

     Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary.

     This Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

     Stockholders who cannot deliver their Shares and all other documents required hereby to the Depositary by the Expiration Date (as defined in the Offer to Purchase) must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

                                          DESCRIPTION OF SHARES TENDERED


        Name(s) and Address(es) of Registered Holder(s)                            Shares Tendered
                  (Please fill in, if blank)                            (Attach additional list if necessary)
--------------------------------------------------------------    -------------------------------------------------
                                                                               Total Number of Shares    Number of
                                                                  Certificate     Represented by         Shares
                                                                  Number(s)*      Certificate(s)*       Tendered**
                                                                  -----------  ----------------------   -----------





                                                                 Total Shares

-------------
*    Need not be completed by stockholders tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
                PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT ONE OF THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution ____________________________________________

     Account No. ____________________________________________________________ at
          [ ] The Depository Trust Company
     Transaction Code No. _____________________________________________________


[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
     FOLLOWING:

     Name(s) of Tendering Stockholder(s) ______________________________________

     Date of Execution of Notice of Guaranteed Delivery _______________________

     Name of Institution which Guaranteed Delivery ____________________________

     If delivery is by book-entry transfer:

          Name of Tendering Institution _______________________________________

     Account No. ___________________________________________________________ at
          [ ] The Depository Trust Company

     Transaction Code No. _____________________________________________________

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders to Emersub LXXIV, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Emerson Electric Co., the above-described shares of Common Stock, $1.25 par value (the "Common Stock"), of Daniel Industries, Inc., a Delaware corporation (the "Company"), including the related right as to each share to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, $1.00 par value, of the Company (singularly, a "Right" and collectively, the "Rights") (singularly, a share of such Common Stock, including the related Right, a "Share" and collectively, the "Shares") pursuant to the Purchaser's offer to purchase all outstanding Shares at a price of $21.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 18, 1999, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares pursuant to the Offer. Purchaser and Parent will pay all charges and expenses of Morgan Stanley Dean Witter (the "Dealer Manager"), The Bank of New York (the "Depositary") and Georgeson & Company Inc. (the "Information Agent") incurred in connection with the Offer. Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer.

     Upon the terms and subject to the terms and conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after May 12, 1999) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (b) present such Shares (and all such other Shares or securities) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

     The undersigned hereby irrevocably appoints J.D. Switzer, W.W. Withers and H.M. Smith and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after May 12, 1999), at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after May 12, 1999) and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

     Unless otherwise indicated under "Special Payment Instructions", please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the check for the purchase price of any Shares purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the "Special Payment Instructions", to transfer any Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.



              SPECIAL PAYMENT INSTRUCTIONS                             SPECIAL DELIVERY INSTRUCTIONS
             (See Instructions 5, 6 and 7)                               (See Instructions 5 and 7)

   To be completed ONLY if the check for the purchase            To be completed ONLY if the check for the purchase
price of Shares purchased (less the amount of any             price of Shares purchased (less the amount of any
federal income and backup withholding tax required to         federal income and backup withholding tax required to
be withheld) or certificates for Shares not tendered or       be withheld) or certificates of Shares not tendered or
not purchased are to be issued in the name of someone         not purchased are to be mailed to someone other than
other than other than the undersigned.                        the undersigned or to the undersigned at an address
                                                              other than that shown below the undersigned's
                                                              signature(s).

Mail    |_| check                                             Mail    |_| check
        |_| certificate(s) to:                                        |_| certificate(s) to:
Name                                                          Name
    ....................................................          ....................................................
                         (Please Print)                                                (Please Print)
Address                                                       Address
       .................................................             .................................................

 ........................................................      ........................................................
                                              (Zip Code)                                                    (Zip Code)

 ........................................................      ........................................................
             (Taxpayer Identification No.)                                 (Taxpayer Identification No.)

                                  SIGN HERE



                 (Please complete Substitute Form W-9 below)

           .......................................................

           .......................................................
                           Signature(s) of Owners

           Dated.........................................., 1999

           Name(s)................................................

           .......................................................
                               (Please Print)

           Capacity (full title)..................................

           Address................................................

     arrow ....................................................... arrow
                             (Include Zip Code)

           Area Code and Telephone Number.........................

           (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.
           If signature is by a trustee, executor,
           administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see
           Instruction 5.)

                         Guarantee of Signatures(s)

                   (If required; see Instructions 1 and 5)

           Name of Firm...........................................

           Authorized Signature...................................

           Dated............................................, 1999


SUBSTITUTE
FORM W-9                        Part I   Taxpayer Identification No.-- For All Accounts             Part II  For Payees Exempt
                                                                                                         From Backup With-
                                                                                                         holding (see enclosed
                                                                                                         Guidelines)
                               .......................................................
Department of the Treasury     Enter your taxpayer identification
Internal Revenue Service       number in the appropriate box.  For     [                          ]
                               most individuals and sole proprietors,   Social Security Number
                               this is your Social Security Number.
Payer's Request for            For other entities, it is your Employer
Taxpayer Identification No.    Identification Number. If you do not             OR
                               have a number, see "How to Obtain a
                               TIN" in the enclosed Guidelines
                               Note: If the account is in more than    [                          ]
                               one name, see the chart on page 2 of    Employee Idendificaiton Number
                               the enclosed Guidelines to determine
                               what number to enter.
-----------------------------------------------------------------------------------------------------------------------------------

Certification -- Under penalties of perjury, I certify that:

(1)   The number shown on this form is my correct Taxpayer Identification
      Number (or I am waiting for a number to be issued to me) and either (a)
      I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number;

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
      Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)   Any information provided on this form is true, correct and complete.

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interests and dividends on your tax return and you have not received a notice from the IRS advising you that backup withholding has terminated.
-----------------------------------------------------------------------------------------

SIGNATURE____________________________________________ DATE ________________________, 1999
-----------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.  PLEASE REVIEW ENCLOSED GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                 INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer

       1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of a recognized Medallion Program approved by The Securities Transfer Associations, Inc. (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the instruction entitled "Special Payment Instructions" on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

       2. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution,
(b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Purchaser must be received by the Depositary by the Expiration Date and (c) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

     The method of delivery of Shares and all other required documents is at the option and risk of the tendering stockholder. If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.

     No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

       3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

       4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered". In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

       5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

     If any of the Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

     If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.

       6. Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

       7. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under "Special Payment Instructions". If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility.

       8. Substitute Form W-9. Under the federal income tax laws, the Depositary will be required to withhold 31% of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee, must provide the Depositary with such stockholder's or payee's correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a stockholder or payee is an individual, the taxpayer identification number is the Social Security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. Exempt holders, however, should indicate their exempt status on the Substitute Form W-9. Stockholders who are non-resident aliens or foreign entities not subject to backup withholding must complete a Form W-8 Certificate of Foreign Status (and not a Form W-9) and give the Depositary a completed Form W-8 prior to the receipt of any payments to avoid backup withholding. Such Form W-8 can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Failure to complete the Substitute Form W-9 or Form W-8 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 31% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.
NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 OR FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

       9. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.



--------------------------------------------------------------------------------------------------
                        (DO NOT WRITE IN SPACES BELOW)
--------------------------------------------------------------------------------------------------

Date Received______________________ Accepted By________________________ Checked By________________
--------------------------------------------------------------------------------------------------
Shares         Shares      Shares                  Amount    Shares       Certificate
Surrendered    Tendered    Accepted   Check No.    Check     Returned     No.            Block No.
-----------    --------    --------   ---------    ------    --------     -----------    ---------

                                                   Gr_________

                                                   Net________


--------------------------------------------------------------------------------------------------

Delivery Prepared By________________________Checked By______________________Date__________________
--------------------------------------------------------------------------------------------------

                    The Information Agent for the Offer is:
                           Georgeson & Company Inc.
                               Wall Street Plaza
                           New York, New York 10005
                 Banks and Brokers call collect (212) 440-9800
                        Call Toll Free: 1-800-223-2064

                     The Dealer Manager for the Offer is:
                          MORGAN STANLEY DEAN WITTER
                                 1585 Broadway
                           New York, New York 10036
                                (212) 761-7257